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                                                                   EXHIBIT 21.1


                              List of Subsidiaries

         Set forth below is a list of all subsidiaries of Nortek, Inc. the assets and operations of which are included in the consolidated financial statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:

Name of Subsidiary                                       Jurisdiction
------------------                                       ------------
Best S.p.A                                               Italy
        Best Deutschland GmbH                            Germany
        Best France S.A.                                 France
Broan-NuTone Canada, Inc.                                Ontario, Canada
        Venmar Ventilation Inc.                          Quebec, Canada
                Innergy Tech Inc.                        Quebec, Canada
                Venmar CES, Inc.                         Saskatchewan, Canada
                Venmar Ventilation (H.D.H.) Inc.         Quebec, Canada
Broan NuTone LLC                                         Delaware
        Aubrey Manufacturing, Inc.                       Delaware
        NuTone Inc.                                      Delaware
        Rangaire LP                                      Delaware
Eaton-Williams Holding Limited                           United Kingdom
Elektromec S.p.A                                         Italy
Jensen Industries, Inc.                                  Delaware
LaConue International, Inc.                              Delaware
Linear LLC                                               California
        Elan Home Systems, L.L.C.                        Kentucky
        Linear H.K. Manufacturing Ltd.                   Hong Kong
        Multiplex Technology, Inc.                       California
        Operator Specialty Company, Inc.                 Michigan
        SpeakerCraft, Inc.                               Delaware
        We Monitor America Incorporated                  Colorado
        Xantech Corporation                              California
Nordyne Inc.                                             Delaware
        Governair Corporation                            Oklahoma
        Mammoth, Inc.                                    Delaware
                Mammoth China, Ltd.                      Delaware
        Temtrol, Inc.                                    Oklahoma
        Ventrol Air Handling Systems Inc.                Quebec, Canada
        Webco, Inc.                                      Missouri